UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 17, 2025 (January 13, 2025)

Blaize Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41139	86-2708752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4659 Golden Foothill Parkway, Suite 206 El Dorado Hills, California	95762
(Address of principal executive offices)	(Zip Code)

(916) 347-0050

Registrant’s telephone number, including area code

BurTech Acquisition Corp.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Blaize” and the “Company” refer to Blaize Holdings, Inc., a Delaware corporation (f/k/a BurTech Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “BurTech” refer to BurTech Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section entitled “Frequently Used Terms” beginning on page 2 thereof, and such definitions are incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination

As disclosed under the sections entitled “Proposal No. 1—The Business Combination Proposal,” “The Business Combination” and “The Merger Agreement” beginning on pages 137, 137 and 161, respectively, of the proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) by BurTech on December 2, 2024, BurTech entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 22, 2023 (as amended on April 22, 2024, October 24, 2024 and November 21, 2024), with BurTech Merger Sub, Inc., a direct, wholly owned subsidiary of BurTech (“Merger Sub”), Blaize, Inc. (“Legacy Blaize”), and for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company and affiliate of BurTech (“Burkhan”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Legacy Blaize, with Legacy Blaize surviving the merger as a wholly owned subsidiary of BurTech (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

Amendment No. 1 to Merger Agreement

On April 22, 2024, BurTech, Merger Sub, Blaize and Burkhan entered into an Amendment to Agreement and Plan of Merger (the “Merger Agreement Amendment”). The Merger Agreement Amendment amended the original Merger Agreement to increase the valuation of Blaize from $700 million to $767 million.

Amendment No. 2 to Merger Agreement

On October 24, 2024, BurTech, Merger Sub, Blaize and Burkhan entered into an Amendment No. 2 to Agreement and Plan of Merger (the “Second Amendment to Merger Agreement”). The Second Amendment to Merger Agreement amended the original merger agreement to revise the New Blaize Board designees to be comprised of nine members, including four individuals to be designated by Blaize (rather than two individuals to be designated by Sponsor and two individuals to be designated by Blaize in the previous merger agreement) and five independent directors, designated by Blaize after consultation, in good faith, with BurTech regarding the determination of the independent directors, with Lane M. Bess to be designated as the Chairman until a new chairperson is appointed by the New Blaize Board.

Amendment No. 3 to Merger Agreement

On November 21, 2024, BurTech, Merger Sub, Blaize and Burkhan entered into an Amendment No. 3 to Agreement and Plan of Merger (the “Third Amendment to Merger Agreement”). The Third Amendment to Merger Agreement amended the original merger agreement to (i) revise the New Blaize Board designees to be comprised of seven members, including two individuals to be designated by Blaize and five independent directors, designated by Blaize after consultation, in good faith, with BurTech regarding the determination of the independent directors, with Lane M. Bess to be designated as the Chairman until a new chairperson is appointed by the New Blaize Board, (ii) remove the agreement between BurTech, Sponsor and Burkhan to enter into the Stockholders’ Agreement at the closing of the Business Combination and to remove such Form of Stockholders’ Agreement as an exhibit to the original merger agreement and (iii) replace the proposed Third Amended and Restated Certificate of Incorporation with a new Form of Third Amended and Restated Certificate of Incorporation to reflect that the New Blaize Board will not be a classified board.

Special Meeting and Closing of the Transactions

On December 23, 2024, BurTech held a special meeting in lieu of the 2024 annual meeting of stockholders (the “Special Meeting”), at which the BurTech stockholders considered and adopted, among other matters, a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement/Prospectus.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, following the Special Meeting, on January 13, 2025 (the “Closing Date”), the Transactions were consummated (the “Closing”).

Item 2.01 of this Report discusses the consummation of the Transactions and the entry into agreements relating thereto and is incorporated herein by reference.

Non-Redemption and Put Option Financing

As previously disclosed, on and around December 31, 2024, BurTech and certain unaffiliated stockholders of BurTech named therein (each, an “Investor” and collectively, the “Investors”), entered into agreements (each, a “Non-Redemption Agreement” and collectively, the “Non-Redemption Agreements”) pursuant to which the Investors agreed not to redeem (or validly rescind any redemption requests on) their shares of Class A common stock, par value $0.0001 per share (“Class A Stock”) of BurTech (“Non-Redeemed Shares”) and, in exchange, Blaize and BurTech LP, LLC, a Delaware limited liability company (“Sponsor”) Sponsor have agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares (the “Put Option”) in accordance with the Non-Redemption Agreement (collectively, the “NRA Financing”).

In connection with the NRA Financing, at Closing, the Investors deposited an aggregate of 2,854,242 Non-Redeemed Shares (such shares, the “Reserved Blaize Shares”) into a share escrow account with Continental Stock Transfer & Trust Company (“Continental”), as escrow agent, and Continental transferred an aggregate of $33.1 million from BurTech’s trust account into a newly established funds escrow account, which is the aggregate amount received by BurTech from the Investors in connection with the Non-Redemption Agreements. Following the Closing, the Company is required to pay to an Investor in cash, at any time such Investor sells Reserved Blaize Shares in the market, and the Company and Sponsor, as applicable, are required to pay to the Investor in cash at any time the Investor exercises the Put Option, a guaranteed return of $1.50 per Reserved Blaize Share subject to such sale or exercise (the “Guaranteed Return Per Share”), so long as the price per share of Common Stock on the date of such sale or exercise is less than $13.57 per share (the “Put Price Per Share”). Following any sale by an Investor of a Reserved Blaize Share into the open market, Blaize is entitled to receive (i) $11.57 from the funds escrow account if the sales price in the open market (the “Sales Price”) equals or exceeds the Put Price Per Share or (ii) an amount equal to the difference between $11.57 and the Sales Price if the Sales Price is less than the Put Price Per Share, provided that no cash will be released to the Company from the funds escrow account in an amount that would cause the cash remaining in the funds escrow account to be less than the product of the Put Price Per Share and the number of Reserved Blaize Shares reamining in the share escrow account. If the shares of Common Stock trade at or above $13.00 per share for twenty (20) trading days within any thirty (30) consecutive trading day period, the Put Option shall automatically terminate and the Reserved Blaize Shares held in the Share Escrow Account shall be distributed back to the Investor in accordance with the share escrow agreements.

The foregoing description of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Non-Redemption Agreement, a copy of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

PIPE Investment

As previously disclosed, on and around December 31, 2024 through January 13, 2025, BurTech and certain subscribers (each, a “Subscriber” and collectively, the “Subscribers”) entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) pursuant to which BurTech agreed to issue and sell to the Subscribers, immediately prior to the closing of the Merger, collectively, 1,540,300 shares of Class A Stock (the “PIPE Shares”) at a price per share equal to $10.00 (the “PIPE Investment”). The PIPE Subscription Agreement provides, among other things, that the Company will file a resale shelf registration statement on Form S-1 within forty-five (45) calendar days of the Closing.

The foregoing description of the PIPE Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of PIPE Subscription Agreement, a copy of which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

PIPE Shares

On January 13, 2025, immediately prior to the Closing, BurTech issued 1,540,300 shares of Class A Stock to the Subscribers in accordance with the terms of the PIPE Subscription Agreement. The shares of Class A Stock issued in the PIPE were offered in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the PIPE Subscription Agreements.

Bess Ventures Secured Promissory Notes and Related Transactions

Bess Ventures and Advisory, LLC (“Bess Ventures”), which held within Legacy Blaize’s last fiscal year more than 5% of Legacy Blaize’s outstanding capital stock and is affiliated with a member of the Blaize board of directors, Lane Bess, is a party to the Promissory Note Agreement, dated as of January 19, 2024 (the “Bess 2024 Note”), pursuant to which the Sponsor, which currently holds more than 5% of the Company’s outstanding capital stock, has borrowed an aggregate principal amount of $13,000,000 from Bess Ventures in exchange for 500,000 shares of Class A Stock to be transferred upon the later of the consummation of the Business Combination or expiration or waiver of the post-closing lock up restrictions to permit such transfer. The Bess 2024 Note bore simple interest at a rate of ten percent (10%) and was payable on the earlier of (i) March 31, 2024 or (ii) the first business day following the date upon which the Sponsor has received from and after January 1, 2024 aggregate net proceeds from its investors in an amount of $25,000,000. Following the due date of March 31, 2024, interest at the default rate of fifteen percent (15%) began to accrue on the principal and unpaid interest obligations, and an additional 500,000 shares of Class A Stock are to be transferred to Bess Ventures. As of January 13, 2025, the aggregate amount outstanding under the Bess 2024 Note is approximately $14.8 million, and no payments or interest or principal on the loan have been paid. The obligations due under the Bess 2024 Note are secured by the Security Agreement, dated as of January 19, 2024 (the “Bess Security Agreement”), pursuant to which the Sponsor has granted a security interest in all of Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, including (i) Sponsor’s interest in Legacy Blaize’s Pay-to-Play Convertible Notes (the “P2P Notes”), pursuant to that certain Amended and Restated Note Purchase Agreement dated April 22, 2024, among Legacy Blaize and certain investors (as amended and/or restated from time to time, the “Note Purchase Agreement”), in an aggregate principal amount up to $13.0 million, (ii) any securities issued upon the conversion thereof, (iii) all of Sponsor’s rights, title and interests under the Note Purchase Agreement and all other financing statements, agreements, instruments and documents granting, perfecting or protecting a security interest in Legacy Blaize’s assets to secure the P2P Notes and (iv) all proceeds of each of the foregoing.

In connection with the Bess Security Agreement, pursuant to which the Sponsor’s obligations due under the Bess 2024 Note (with an aggregate principal amount of $13.0 million) are secured by all of the Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, the Sponsor, Bess Ventures and Legacy Blaize entered into a Letter Agreement, dated as of February 15, 2024 (the “Bess Letter Agreement”), pursuant to which Legacy Blaize acknowledged and agreed to the grant of security and the obligations set forth in the Bess Security Agreement and other related loan documents, and further agreed to comply with certain instructions and procedures as set forth therein. As of April 1, 2024, Sponsor was in default of the repayment terms in connection with the Bess 2024 Note, the Bess Security Agreement and the Bess Letter Agreement as a result of its failure to make a timely repayment of the outstanding balance that was due on March 31, 2024.

On September 16, 2024, Bess Ventures and the Sponsor entered into a forbearance agreement, in connection with which Bess Ventures agreed to forbear from the exercise of its remedies under the Bess 2024 Note, the Bess Security Agreement and the related loan documents until the earlier of (i) January 6, 2025 or (ii) the date that is 45 days following the consummation of the Business Combination.

On January 2, 2025, Bess Ventures and the Sponsor entered into several related transactions including (i) a second forbearance agreement and omnibus amendment (the “Second Forbearance Agreement”), in connection with which Bess Ventures agreed to extend the forbearance period with respect to the Bess 2024 Note to February 5, 2025 in exchange for certain additional collateral including the pledge by the Sponsor of 3.0 million Class A Stock (representing the 1.0 million shares required to be transferred to Bess Ventures under the Bess 2024 Note and 2.0 million other shares pledged as collateral under the Security Agreement (as defined below)), and (ii) that certain Promissory Note Due February 20, 2025, pursuant to which Bess Ventures loaned $12.0 million to the Sponsor which loan is interest free prior to its maturity on February 20, 2025 and includes the obligation to transfer 500,000 shares of Class A Stock to Bess Ventures (the “Bess 2025 Note”). The obligations due under the Bess 2025 Note are secured by the Security Agreement, dated as of January 2, 2025, pursuant to which the Sponsor has granted a security interest in all of Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, in and to 2.5 million shares in Class A Stock (representing the 500,000 shares required to be transferred to Bess Ventures under the Bess 2025 Note and 2 million other shares pledged as collateral) and all proceeds thereof. As consideration for the Second Forbearance Agreement and the Bess 2025 Note, pursuant to that certain Guaranty, Pledge and Repayment Agreement, dated as of January 2, 2025, Burkhan LLC has further guaranteed the Sponsor’s obligations with respect to the Bess 2024 Note and Bess 2025 Note and pledged as security for such obligations, 2.0 million shares of Class A Stock. As of January 13, 2025, the forbearance period under the Second Forbearance Agreement has not expired or been terminated.

Amended and Restated Registration Rights Agreement

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Blaize, the Sponsor, certain stockholders of Legacy Blaize and certain stockholders of BurTech entered into that certain Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). The material terms of the A&R Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 175 titled “Certain Agreements Related to the Business Combination—Registration Rights Agreement.” Such description is qualified in its entirety by the text of the A&R Registration Rights Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Registration Rights Agreement

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Blaize and certain stockholders of Legacy Blaize entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Blaize agreed to register for resale within four (4) business days of the closing of the Business Combination, pursuant to the Securities Act, certain shares of Common Stock and other equity securities of New Blaize that are held by the parties thereto from time to time on the terms and subject to the conditions set forth therein. Such description is qualified in its entirety by the text of the Registration Rights Agreement, which is included as Exhibit 10.11 to this Report and is incorporated herein by reference.

Stockholder Lock-Up Agreement

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, certain former Legacy Blaize stockholders entered into that certain Lock-Up Agreement (the “Stockholder Lock-Up Agreement”) pursuant to which they each agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Lock-Up Period (as defined below), the “Stockholder Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Stockholder Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise with respect to the Stockholder Lock-Up Shares or (iii) publicly announce any intention to effect any transaction of the types specified in clause (i) or (ii) until the date that is 180 days after the Closing Date (the period from the date of the agreement until such date, the “ Stockholder Lock-Up Period”). At Closing, approximately 34.39% of the total issued and outstanding shares of Common Stock are subject to lock-up restrictions in connection with the Stockholder Lock-Up Agreement.

The Stockholder Lock-Up Period shall terminate upon the earlier of:

(A) for the first 25% of each securityholder’s Stockholder Lock-Up Shares, (i) the expiration of the Stockholder Lock-Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Acquiror Common Stock for cash securities or other property and (iii) the liquidation of the Company;

(B) for an additional 25% of each securityholder’s Stockholder Lock-Up Shares, (i) the expiration of the Stockholder Lock-Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Acquiror Common Stock for cash securities or other property, (iii) the first date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period and (iv) the liquidation of the Company;

(C) for an addition 25% of each securityholder’s Stockholder Lock-Up Shares, (i) the expiration of the Stockholder Lock-Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Acquiror Common Stock for cash securities or other property, (iii) the first date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period and (iv) the liquidation of the Company; or

(D) for an additional 25% of each securityholder’s Stockholder Lock-Up Shares, (i) the expiration of the Stockholder Lock-Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Acquiror Common Stock for cash securities or other property, (iii) the first date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period and (iv) the liquidation of the Company.

The foregoing description of the Stockholder Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Lock-Up Agreement, which is filed as Exhibit 10.12 to this Report and is incorporated herein by reference.

Noteholder Lock-Up Agreement

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, certain former Legacy Blaize convertible noteholders entered into that certain Lock-Up Agreement (the “Noteholder Lock-Up Agreement”) pursuant to which they each agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, seventy-five percent (75%) of the shares of Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Noteholder Lock-Up Period (as defined below), the “Noteholder Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Noteholder Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise with respect to the Noteholder Lock-Up Shares or (iii) publicly announce any intention to effect any transaction of the types specified in clause (i) or (ii) until the date that is 180 days after the Closing Date (the period from the date of the agreement until such date, the “Noteholder Lock-Up Period”). At Closing, approximately 0.16% of the total issued and outstanding shares of Common Stock are subject to lock-up restrictions in connection with the Noteholder Lock-Up Agreement.

The Noteholder Lock-Up Period shall terminate upon the earlier of:

(A) for the first 25% of each securityholder’s Noteholder Lock-Up Shares, the Closing Date;

(B) for an additional 25% of each securityholder’s Noteholder Lock-Up Shares, (i) the expiration of the Noteholder Lock-Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the

Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Acquiror Common Stock for cash securities or other property, (iii) the first date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period and (iv) the liquidation of the Company;

(C) for an addition 25% of each securityholder’s Noteholder Lock-Up Shares, (i) the expiration of the Noteholder Lock-Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Acquiror Common Stock for cash securities or other property, (iii) the first date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period and (iv) the liquidation of the Company; or

(D) for an additional 25% of each securityholder’s Noteholder Lock-Up Shares, (i) the expiration of the Noteholder Lock-Up Period, (ii) the closing of a liquidation, merger, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Acquiror Common Stock for cash securities or other property, (iii) the first date on which the last reported sale price of the Acquiror Common Stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period and (iv) the liquidation of the Company.

The foregoing description of the Noteholder Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Noteholder Lock-Up Agreement, which is filed as Exhibit 10.13 to this Report and is incorporated herein by reference.

Secured Promissory Note and Pledge Agreement

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Sponsor issued a secured promissory note and pledge agreement (the “Sponsor Note”) to BurTech (the “Holder”) in the principal amount of US$8,753,744.21, bearing with respect to the remaining principal amount of the Sponsor Note as at the maturity date an interest rate of 7% with annual compounding, compounded on December 31 each year the Sponsor Note remains outstanding until such remaining principal amount is paid. Pursuant to the Sponsor Note, the Sponsor agreed to pay certain of the Acquiror Transaction Expenses (as defined in the Merger Agreement) set forth in the Sponsor Note. As consideration for entry into the Sponsor Note, BurTech issued 750,000 shares of Class A Stock (“Sponsor Note Shares”) to the Sponsor in accordance with the terms of the Sponsor Note (the “Sponsor Note Issuance” and together with the PIPE Investment, the “Private Placements”). The shares of Class A Stock issued in consideration for the Sponsor Note were offered in a private placement under the Securities Act, pursuant to the Sponsor Note. The Sponsor is obligated to pay the Acquiror Transaction Expenses set forth in the Sponsor Note within ninety days after the date that the Sponsor Note Shares have been registered for resale under the Securities Act. The Sponsor granted a first priority security interest in, and pledged, 2,000,000 shares of Class A Stock and all proceeds thereof to the Holder to secure the satisfaction by the Sponsor of all its obligations to the Holder under the Sponsor Note. The outstanding principal and accrued interest under the Sponsor Note is due and payable upon the Maturity Date. Additionally, in the event that the Company is required to pay any of the Acquiror Transaction Expenses subject to the Sponsor Note, the Sponsor is obligated to reimburse the Company for such payments within 90 days of such payment by the Company.

The foregoing description of the Sponsor Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Note, a copy of which is attached hereto as Exhibit 10.14 and is incorporated herein by reference.

Immediately prior to the consummation of the Business Combination and pursuant to the terms of the Merger Agreement, on January 13, 2025, BurTech,Merger Sub, Blaize and Burkhan confirmed to one another that all conditions to the Closing set forth in Article IX of the Merger Agreement have beensatisfied, and expressly waived the conditions that remained unsatisfied on such date through the execution of that certain Letter Agreement (the “LetterAgreement”), dated as of January 13, 2025, by and among BurTech, Merger Sub, Blaize, Burkhan, and the Sponsor which is attached hereto as Exhibit10.15 to this Report, and which is incorporated herein by reference. Pursuant to the Letter Agreement, Blaize waived the conditions to Closing (1) underSection 9.3(d) of the Merger Agreement that BurTech have available proceeds of not less than $125,000,000 remaining upon the consummation of theMerger, and (2) under Section 9.3(f) of the Merger Agreement that the sum of the BurTech trust account plus the amount of immediately available fundsreceived by BurTech pursuant to purchases of shares of Class A Stock on the terms provided in the Backstop Subscription Agreement (the “BackstopAgreement”), dated as of April 22, 2024, by and among BurTech, Blaize and the Sponsor, shall be no less than $30,000,000, to allow the parties toproceed to Closing. Pursuant to the Letter Agreement, BurTech waived the obligations of the Sponsor under the Backstop Agreement and, in lieu of suchobligations, Burkhan entered into a PIPE Subscription Agreement to purchase an aggregate of 1,200,000 shares of Class A Stock at a purchase price of$10.00 per share for aggregate proceeds of $12,000,000 to the Company. Pursuant to the Letter Agreement, the Company agreed to register for resalewithin four (4) business days of the closing of the Business Combination, pursuant to the Securities Act, certain shares of the Sponsor and the SponsorGroup (as defined in the A&R Registration Rights Agreement) on the same terms and subject to the same conditions as the Registration RightsAgreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.15 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on December 23, 2024, BurTech held the Special Meeting, at which the BurTech stockholders considered and adopted, among other matters, a proposal to approve the Merger Agreement and the Transactions. On January 13, 2025, the Business Combination was consummated. In connection with the Closing, the Company changed its name from BurTech Acquisition Corp. to Blaize Holdings, Inc.

Holders of 937,844 shares of Class A Stock, sold in BurTech’s initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from BurTech’s initial public offering, calculated as of two business days prior to the Closing, which was approximately $11.58 per share, or $10,863,000.50 in the aggregate.

As a result of the Business Combination, each share of Legacy Blaize preferred stock and common stock was converted into the right to receive approximately 0.78 shares of Common Stock.

Additionally, the shares of BurTech Class B common stock, par value $0.0001 per share (“Class B Stock”), held by Sponsor automatically converted to five (5) shares of Common Stock.

As described in Item 1.01 above, on January 13, 2025, pursuant to the PIPE Subscription Agreements, BurTech issued and sold to the Subscribers immediately prior to the closing of the Merger 1,540,300 PIPE Shares.

As described in Item 1.01 above, on January 13, 2025, pursuant to the Sponsor Note, BurTech issued to the Sponsor immediately prior to the closing of the Merger 750,000 shares of Class A Stock.

After giving effect to the Transactions, the redemption of Initial Shares as described above, and the consummation of the NRA Financing and Private Placements, there are currently 101,588,967 shares of Common Stock issued and outstanding.

The Common Stock and warrants of the Company (“Warrants”) commenced trading on the Nasdaq Stock Market (“Nasdaq”) under the symbols “BZAI” and “BZAIW,” respectively, on January 14, 2025, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination.

As noted above, an aggregate of approximately $10,863,000.50 was paid from the Company’s trust account to holders that properly exercised their right to have Initial Shares redeemed, and the remaining balance immediately prior to the Closing of approximately $3,619,173.85 remained in the trust account (not including $33.1 million remaining in the trust account in connection with the NRA Financing). The remaining amount in the trust account was used to fund the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “continues,” “could,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “predicts,” “plans,” “may,” “might,” “possible,” “potential,” “would,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions and the benefits of the Transactions, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which the Company operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the Company.

As a result of a number of known and unknown risks and uncertainties, the actual results or performance of the Company may be materially different from those expressed or implied by these forward-looking statements. The following important factors, in addition to those discussed under the heading “Risk Factors” in the Proxy Statement/Prospectus, could affect the future results of the Company and cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	the ability to achieve or sustain profitability;

•	changes in applicable laws or regulations;

•	failure to realize the anticipated benefits of the Business Combination;

•	the ability to maintain the listing of the shares of Common Stock and warrants of the Company on Nasdaq;

•	risks related to the loss of one or more key employees or failure to attract and retain highly skilled employees;

•	risks related to the Company’s software or hardware containing serious errors or defects, which may result in lost revenue and market acceptance and costs to defend or settle claims with customers;

•	increases in cost, interruptions in service, latency or poor service from third-party data center providers;

•	the impact of the failure to acquire new customer, retain existing customers, terminate existing customer or partnership contracts or expand sales to existing customers; and

•	other risks and uncertainties described in the Proxy Statement/Prospectus, including those under the section entitled “Risk Factors.”

The forward-looking statements contained in this Report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information About Blaize” beginning on page 209 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 51 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on pages 45-46 of the Proxy Statement/Prospectus under the heading “Summary of Risk Factors” and are incorporated herein by reference.

Financial Information

Consolidated Financial Statements

The unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2024 of Legacy Blaize set forth in Exhibit 99.1 hereto have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Legacy Blaize’s financial position, results of operations and cash flows for the period indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of Legacy Blaize as of and for the years ended December 31, 2023 and 2022 and the related notes included in the Proxy Statement/Prospectus, the section entitled “Blaize Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 228 of the Proxy Statement/Prospectus and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.

The audited consolidated financial statements of Legacy Blaize as of and for the years ended December 31, 2023 and 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2023 is included in the Proxy Statement/Prospectus in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 108 of the Proxy Statement/Prospectus and is incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of and for the three and nine months ended September 30, 2024 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Legacy Blaize as of and for the nine months ended September 30, 2024 and for the year ended December 31, 2023 is included in the Proxy Statement/Prospectus in the section titled “Blaize Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 228 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future. References in this section to “Blaize,” “we,” “our,” “us” and the “Company” generally refer to Legacy Blaize and its consolidated subsidiaries prior to the Business Combination and to the Company and its consolidated subsidiaries after giving effect to the Business Combination.

Properties

The properties of the Company are described in the Proxy Statement/Prospectus in the section entitled “Information About Blaize” beginning on page 209 thereof and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Blaize Holdings, Inc., 4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, CA 95762.

The beneficial ownership of our Common Stock is based on 101,588,967 shares of Common Stock issued and outstanding immediately following consummation of the Transactions, including the redemption of Initial Shares as described above and the consummation of the NRA Financing and Private Placements.

Beneficial Ownership Table

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Bess Ventures and Advisory, LLC(1)	9,574,251	9.40%
Funds affiliated with Rizvi Traverse CI Manager, LLC(2)	7,439,433	7.32%
Ava Investors SA(3)	17,716,892	17.44%
Sponsor and related parties(4)	12,345,767	12.15%
Funds affiliated with DENSO(5)	9,195,111	9.05%
Anderson Investments Pte. Ltd.(6)	6,353,023	6.25%
Directors and Named Executive Officers:
Lane M. Bess(1)	9,574,251	9.40%
Tony Cannestra(7)	733,350	*
Edward Frank(8)	722,035	*
Juergen Hambrecht(9)	722,035	*
Dinakar Munagala(10)	3,421,625	3.28%
Harminder Sehmi(11)	506,514	*
George de Urioste	—	0.0%
Yoshiaki Fujimori	—	0.0%
Santiago Fernandez-Gomez(12)	819,683	*
Val Cook(13)	1,054,038	1.03%

Directors and executive officers as a group (10 individuals)	17,553,531	17.13%

*	Less than one percent.
(1)

Consists of (a) 8,946,783 shares of Common Stock held by Bess Ventures, (b) 389,968 shares of Common Stock held by the Trust and (c) 237,500 shares of Common Stock underlying options exercisable within 60 days of the Closing. Lane M. Bess is the (i) managing member and owner of Bess Ventures and (ii) the Investment Fiduciary of the Trust. Lane M. Bess may be deemed to be the beneficial owner of the shares of Blaize capital stock beneficially owned by Bess Ventures and the Trust. The address of Bess Ventures is c/o Lane M. Bess, 1928 Sunset Harbor Drive, Miami Beach, FL 33139. The address of the Trust is 255 Alhambra Circle, Ste 333, Coral Gables, FL 33134.

(2)

Consists of (a) 1,211,952 shares of Common Stock held by RT-AI II, LLC, (b) 842,890 shares of Common Stock held by RT-AI III, LLC, (c) 2,548,556 shares of Common Stock held by RT-AI IV LLC, (d) 836,035 shares of Common Stock held by RT-AI V LLC (collectively, the “RT Funds”) and (e) 2,000,000 shares of Common Stock held by Rizvi Master LLC (“Rizvi Master”). Rizvi Traverse CI Manager, LLC (“RTCIM”) is the manager of each of the RT Funds. Mr. Suhail Rizvi is the manager of RTCIM and Rizvi Master. Mr. Rizvi may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by the RT Funds and Rizvi Master, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the RT Funds and Rizvi Master is c/o Rizvi Traverse CI Manager, LLC, 801 Northpoint Parkway, Suite 129, West Palm Beach, FL 33407.

(3)

Consists of 17,716,892 shares of Common Stock held by Ava Private Markets Sarl (“Ava Private Markets”) and affiliates. Ava Investors SA is the investment manager of Ava Private Markets and exercises investment power with respect to the securities held by Ava Private Markets. Barthelemy Debray, Raphaëlle Mahieu and Benjamin Hazan may be deemed to exercise investment power with respect to the securities. Each of the persons above disclaims any beneficial ownership of the securities, except to the extent of any pecuniary interest therein. The address of each of the persons above is c/o Ava Investors SA, Rue du Rhône 78, 1204 Geneva, Switzerland.

(4)

Consists of 12,345,767 shares of Common Stock held by the Sponsor and related parties. BurTech LP LLC, the Sponsor, is the record holder of the securities reported herein. Shahal Khan, Patrick Orlando and Roman Livson are the managing members of our sponsor. By virtue of this relationship, Messrs. Khan, Orlando and Livson may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Messrs. Khan, Orlando and Livson disclaim any beneficial ownership except to the extent of their pecuniary interest in such securities. The address of the Sponsor and related parties is c/o BurTech Acquisition Corp., 1300 Pennsylvania Ave NW, Suite 700, Washington, DC 20004.

(5)

Consists of (a) 4,673,746 shares of Common Stock held by DENSO Corporation and (b) 4,521,365 shares of Common Stock held by DENSO International America, Inc. DENSO International America Inc. is a direct wholly owned subsidiary of DENSO Corporation, and therefore, investment or voting power regarding shares held by DENSO International America Inc. is made by DENSO Corporation. In such capacity, DENSO Corporation may be deemed to have voting and investment power over the shares held by DENSO International America Inc. as well as shares held directly by DENSO Corporation. Investment and voting decisions regarding such shares are made by the board of directors of DENSO Corporation upon a recommendation by management, acting by majority vote and, as a result, no individual member of the board of directors acting alone has the ability to exercise investment or voting power regarding such shares. The membership of the board of directors is subject to change from time to time. The board of directors currently consists of Koji Arima, Shinnosuke Hayashi, Yasushi Matsui, Yasuhiko Yamazaki, Akio Toyoda, Shigeki Kushida, Yuko Mitsuya and Joseph P. Schmelzeis Jr. Each of the members of the board of directors of DENSO Corporation disclaims beneficial ownership of such shares. The address of each of DENSO International America, Inc. and DENSO Corporation is 24777 Denso Dr, Southfield, MI 48033 and 1Chome-1 Showacho, Kariya, Aichi 448-0029, Japan, respectively.
(6)

Consists of 6,353,023 shares of Common Stock held by Anderson. Anderson is a direct wholly owned subsidiary of Thomson, which in turn is a direct wholly owned subsidiary of Tembusu, which in turn is a direct wholly owned subsidiary of Temasek and may be deemed to share voting and investment power over the shares held by Anderson. In such capacities, each of Temasek, Tembusu and Thomson may be deemed to share voting and investment power over the shares held by Anderson. Investment and voting decisions regarding such shares are made by an investment committee of Temasek, acting by majority vote and, as a result, no individual investment committee member acting alone has the ability to exercise investment or voting power regarding such shares. The membership of the investment committee is subject to change from time to time. The investment committee currently consists of Dilhan Pillay, Chia Song Hwee, Nagi Hamiyeh, Ravi Lambah, Rohit Sipahimalani, Uwe Krueger, Wu Yibing, Png Chin Yee, John Marren, Alpin Mehta, Suranjan Mukherjee, Martin Fichtner and Anuj Maheshwari. Each of the members of the investment committee disclaims beneficial ownership of such shares. The address for Anderson, Thomson, Tembusu and Temasek is 60B Orchard Road, #06-18, The Atrium@Orchard, Singapore 238891.

(7)	Consists of 733,350 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(8)	Consists of 722,035 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(9)	Consists of 722,035 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(10)	Consists of (a) 553,422 shares of Common Stock held directly by Dinakar Munagala and (b) 2,868,203 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(11)	Consists of 506,514 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(12)	Consists of 819,683 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(13)	Consists of 1,054,038 shares of Common Stock underlying options exercisable within 60 days of the Closing.

Directors and Executive Officers

The Company’s directors and executive officers upon the Closing are described in the Proxy Statement/Prospectus in the section entitled “Directors and Officers After the Business Combination” beginning on page 277 thereof and that information is incorporated herein by reference.

Directors

Pursuant to the approval of BurTech stockholders from the Special Meeting, the following persons will constitute the Company’s Board effective upon the Closing: Dinakar Munagala, Harminder Sehmi, Edward Frank, Lane Bess, Juergen Hambrecht, Tony Cannestra, George de Urioste and Yoshiaki Fujimori. Biographical information for these individuals (other than Mr. Fujimori) is set forth in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers After the Business Combination” beginning on page 277, which is incorporated herein by reference.

Yoshiaki Fujimori

Yoshiaki Fujimori, age 74, joined as a member of our board of directors following the closing of the Business Combination. He is currently an outside director for Takeda Pharmaceutical Company Limited since June 2016. He is also an outside director for Boston Scientific Corporation since July 2016, and also an outside director and Chairman for Oracle Japan Corporation since August 2018. He is a partner of Corporate Support Research Institute Ltd. since July 2023. He serves as a Senior Executive Advisor for CVC Capital Partners Asia Pacific Japan Ltd. since February 2017. He serves as outside director for those portfolio companies of CVC including Riraku Co. Ltd., Torai Co. Ltd. and Sogo Medical Co. Ltd. He also serves as a Senior Executive Advisor for GENPACT Japan Ltd. since January 2018. He serves as a Senior Advisor for Deloitte-Tohmatsu Financial Advisory LLC since October 2020. He serves as a Senior Executive Advisor for DigitalBridge Group Inc. since September 2024. He owns controlling ownership of those private companies including Hobart Inc., Capital Z Inc., Future Leadership Platform Inc., and zSustainergy Inc. Previously he spent 25 years with General Electric for various CEO roles including CEO of GE Plastics, CEO of GE Healthcare Asia, CEO of GE Money Asia and CEO of GE Asia. He served as outside director for Toshiba Corporation from 2019 to 2021 and Shiseido Co. Ltd. from 2020 to 2022. Mr. Fujimori received a Bachelor of Science Degree in Petroleum Engineering from the University of Tokyo and a Master in Business Administration from Carnegie Mellon Graduate School of Business, where he serves as a member of the Board of Trustees. We believe that Mr. Fujimori is qualified to serve as a member of our board of directors due to his education, extensive leadership and director experiences for companies in the technology and manufacturing spaces.

Independence of Directors

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of the directors qualify as “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules, other than Dinakar Munagala and Lane M. Bess. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Effective as of the Closing, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). Each of the committees report to the Board.

Effective as of the Closing, the Board appointed Messrs. de Urioste, Frank and Cannestra to serve on the Audit Committee, with Mr. de Urioste as chair. The Board appointed Messrs. Frank, de Urioste and Cannestra to serve on the Compensation Committee, with Mr. Frank as chair.

Nomination of Directors

Effective as of the Closing, the Company will not have a nominating and corporate governance committee of the Company’s Board. Pursuant to Nasdaq Rule 5605-6(e)(1), the nomination of directors shall be made, or recommended to the board of directors, by a Nominating Committee of the board of directors consisting solely of independent directors, or by a majority of independent directors. Effective as of the Closing, the Company will not have a nominating and corporate governance committee of the Company’s Board; rather, the nomination of directors shall be made, or recommended to the board of directors by a majority of our independent directors. The Company may in the future establish a nominating and corporate governance committee for the nomination of directors.

Executive Officers

Effective as of the Closing, Mr. Shahal Khan resigned as Chairman and Chief Executive Officer. Effective as of the Closing, the Board appointed Mr. Munagala to serve as Chief Executive Officer and Harminder Sehmi to serve as Chief Financial Officer. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers After the Business Combination” beginning on page 277, which is incorporated herein by reference.

BLAIZE’S EXECUTIVE COMPENSATION

Throughout this section, unless otherwise noted, “the company,” “we,” “us,” “our” and similar terms refer to Blaize prior to the Closing.

This section discusses the material components of the executive compensation program for Blaize’s executive officers who are named in the “Summary Compensation Table” below. In 2024, Blaize’s “named executive officers” and their positions were as follows:

•	Dinakar Munagala, Chief Executive Officer;

•	Val Cook, Chief Software Architect; and

•	Santiago Fernandez-Gomez, Vice President of Platform Engineering.

Summary Compensation Table

The following table sets forth information concerning the compensation of Blaize’s named executive officers for the year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total
Dinakar Munagala	2024	595,833	—	3,798,428	24	4,394,285
Chief Executive Officer	2023	300,000	—	1,337,142	25	1,637,167
Val Cook	2024	397,570	—	781,714	24	1,179,308
Chief Software Architect	2023	225,000	—	476,724	25	701,749
Santiago Fernandez-Gomez	2024	447,917	—	730,817	24	1,178,758
Vice President of Platform Engineering	—	—	—	—	—	—

(1)

Amounts reflect the full fair value of stock options granted during 2024 as of the date on which the options were approved by the Board computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate the value of all option awards made to the named executive officers are included in Note 12 to Blaize’s consolidated financial statements incorporated herein by reference.

(2)	Amounts reflect the aggregate dollar value of life insurance premiums paid by Blaize with respect to each named executive officer during 2024.

NARRATIVE TO SUMMARY COMPENSATION TABLE

2024 Salaries

The named executive officers receive a base salary to compensate them for services rendered to Blaize. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. During 2024, Blaize’s named executive officers’ annual base salaries were as follows: Mr. Munagala: $600,000; Mr. Cook: $400,000; and Mr. Fernandez-Gomez: $450,000. The Summary Compensation Table above shows the actual base salaries paid to each named executive officer in fiscal year 2024.

Equity Compensation

Certain of Blaize’s named executive officers hold options to purchase shares of common stock of Blaize which were granted under the Blaize, Inc. Amended and Restated 2011 Stock Plan (the “2011 Stock Plan”). On October 24, 2024, we granted each of Messrs. Munagala, Cook, and Fernandez-Gomez stock options covering 7,379,065, 1,517,044, and 1,418,448 shares of Blaize common stock, respectively.

The options granted to the named executive officers in 2024 vest and become exercisable with respect to one-third (1/3rd) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each monthly anniversary of the vesting commencement date thereafter, subject to continued service through the applicable vesting date. The options granted to Messrs. Munagala and Cook are also subject to accelerated vesting upon certain terminations of their employment with Blaize pursuant to their offer letters as described in the section titled “Offer Letters” below.

In connection with the Business Combination, we adopted, and our stockholders approved, a 2025 Incentive Award Plan and an Employee Stock Purchase Plan, each of which became effective upon the closing of the Business Combination. No further awards have been or will be granted under the 2011 Stock Plan following the closing of the Business Combination.

Other Elements of Compensation

Retirement Plan

Blaize currently maintains a 401(k) retirement savings plan for its employees, including its named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though a 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including its named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	short-term and long-term disability insurance; and

•	basic life and accidental death and dismemberment insurance.

We believe these benefits are appropriate and provide a competitive compensation package to our named executive officers. We do not currently, and we did not during 2024, provide material perquisites to any of our named executive officers.

No Tax Gross-Ups

Blaize does not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024. The share numbers and exercise prices below are those in effect as of December 31, 2024 and have not been adjusted to reflect the adjustments to our equity awards that occurred upon the closing of the Business Combination.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Dinakar Munagala	3/15/2017	1/1/2017	147,000	(1)	—		—	1.00	3/14/2027
	11/12/2018	9/1/2018	226,305	(1)	—		—	11.40	11/11/2028
	9/19/2023	9/19/2023	2,197,372	(2)	3,124,027		—	0.44	9/18/2033
	10/24/2024	7/1/2024	—		7,379,065	(3)	—	0.92	10/23/2034
Val Cook	3/15/2017	1/1/2017	40,038	(1)	—		—	1.00	3/14/2027
	11/12/2018	9/1/2018	113,152	(1)	—		—	11.40	11/11/2028
	9/19/2023	9/19/2023	794,866	(2)	1,112,814		—	0.44	9/18/2033
	10/24/2024	7/1/2024	—		1,517,044	(3)	—	0.92	10/23/2034
Santiago Fernandez-Gomez	1/2/2017	7/8/2015	5,000	(2)	—		—	1.00	1/1/2027
	8/27/2018	7/9/2018	67,935	(4)	—		—	11.40	8/26/2028
	11/17/2021	1/1/2021	4,896	(1)	104		—	20.70	11/16/2031
	9/19/2023	9/19/2023	654,484	(2)	916,278		—	0.44	9/18/2033
	10/24/2024	7/1/2024	—		1,418,448	(3)	—	0.92	10/23/2034

(1)

Represents an option which vested with respect to one-forty-eighth (1/48th) of the shares subject to the option on each of the first forty-eight (48) monthly anniversaries of the vesting commencement date, subject to the applicable executive’s continued service through the applicable vesting date.

(2)

Represents an option which vested or vests, as applicable, with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each of the first thirty-six (36) monthly anniversaries of the vesting commencement date, subject to the applicable executive’s continued service through the applicable vesting date.

(3)

Represents an option which vests with respect to one-third (1/3rd) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each monthly anniversary of the vesting commencement date thereafter, subject to the applicable executive’s continued service through the applicable vesting date.

(4)

Represents an option which vested or vests, as applicable, with respect to twenty-five percent (25%) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-forty-eighth (1/48th) of the shares subject to the option on each monthly anniversary of the applicable vesting commencement date thereafter, subject to the applicable executive’s continued service through the applicable vesting date.

Executive Compensation Arrangements

Offer Letters

Offer Letter for Mr. Munagala

We are party to an offer letter, dated June 18, 2018 (as amended, the “Munagala Offer Letter”) with Mr. Munagala, pursuant to which, Mr. Munagala serves as our Chief Executive Officer. Pursuant to the Munagala Offer Letter, Mr. Munagala is entitled to receive a base salary which, as of January 1, 2024, was $600,000 and is eligible to be considered for annual incentive bonuses. The Munagala Offer Letter provides that Mr. Munagala is eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

In addition, pursuant to the Munagala Offer Letter, if Mr. Munagala’s employment is terminated by us without “cause” or Mr. Munagala resigns with “good reason” (each as defined in the Munagala Offer Letter), then Mr. Munagala will be eligible to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to 3 months of his base salary, (ii) salary continuation payments at 75% of his base salary for 12 months following termination, and (iii) COBRA continuation coverage for up to 12 months following termination, and (iv) accelerated vesting of any outstanding and unvested options held by him.

If Mr. Munagala’s employment is terminated by us without “cause” or he resigns for “good reason,” in either case, within one year after a change in control of Blaize (as defined in the Munagala Offer Letter), then Mr. Munagala will instead be entitled to receive the following severance payments and benefits (in lieu of the amounts described above): (i) a lump-sum cash payment in an amount equal to 12 months of his base salary, (ii) COBRA continuation coverage for up to 12 months following termination, and (iii) accelerated vesting of any outstanding and unvested options held by him.

Mr. Munagala’s receipt of any severance payments and benefits is subject to his execution and non-revocation of a general release in favor of Blaize.

Offer Letter for Mr. Cook

We are party to an offer letter, dated June 20, 2018 (as amended, the “Cook Offer Letter”) with Mr. Cook, pursuant to which, Mr. Cook serves as our Chief Software Architect. Pursuant to the Cook Offer Letter, Mr. Cook is entitled to receive a base salary which, as of January 1, 2024, was $400,000 and is eligible to be considered for annual incentive bonuses. The Cook Offer Letter provides that Mr. Cook is also eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

In addition, pursuant to the Cook Offer Letter, if Mr. Cook’s employment is terminated by us without “cause” or Mr. Cook resigns with “good reason” (each as defined in the Cook Offer Letter), then Mr. Cook will be eligible to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to 3 months of his base salary, (ii) salary continuation payments at 75% of his base salary for 12 months following termination, and (iii) COBRA continuation coverage for up to 12 months following termination.

In addition, if Mr. Cook’s employment is terminated by us without “cause” or he resigns for “good reason,” in either case, within one year after a change in control of Blaize (as defined in the Cook Offer Letter), then Mr. Cook will instead be entitled to receive the following severance payments and benefits (in lieu of the amounts described above): (i) a lump-sum cash payment in an amount equal to 12 months of his base salary, and (ii) COBRA continuation coverage for up to 12 months following termination, and (iii) accelerated vesting of any outstanding and unvested options held by him.

Mr. Cook’s receipt of any severance payments and benefits is subject to his execution and non-revocation of a general release in favor of Blaize.

Offer Letter for Mr. Fernandez-Gomez

We are party to an offer letter, dated July 4, 2018 (as amended, the “Fernandez-Gomez Offer Letter”) with Mr. Fernandez-Gomez, pursuant to which, Mr. Fernandez-Gomez serves as our Vice President of Platform Engineering. Pursuant to the Fernandez-Gomez Offer Letter, Mr. Fernandez-Gomez is entitled to receive a base salary which, as of January 1, 2024, was $450,000 and is eligible to be considered for annual incentive bonuses. The Fernandez-Gomez Offer Letter provides that Mr. Fernandez-Gomez is also eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

BLAIZE’S DIRECTOR COMPENSATION

Prior to the Business Combination, Blaize did not maintain a formal non-employee director compensation program, but previously made cash payments and granted equity awards to certain of its non-employee directors as it deemed appropriate. During 2024, each of Messrs. Frank, Cannestra, Hambrecht and Bess were granted equity awards for their services on Blaize’s board of directors. None of the Company’s other non-employee directors received compensation from Blaize for their service on the board of directors in 2024.

2024 Director Compensation Table

The following table sets forth information concerning the compensation of Blaize’s non-employee directors for the year ended December 31, 2024.

Name	Option Awards ($)(1)	Total ($)
Edward Frank	318,472	318,472
Tony Cannestra	318,472	318,472
Juergen Hambrecht	318,472	318,472
Lane Bess	242,571	242,571

(1)

Amounts reflect the full fair value of stock options granted during 2024 as of the date on which the options were approved by the Board computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate the value of all option awards made to directors are included in Notes 2 and 12 to Blaize’s consolidated financial statements incorporated herein by reference.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2024 by each non-employee director who served during 2024.

Name	Options Outstanding at Fiscal Year End (#)
Edward Frank	909,535
Tony Cannestra	920,850
Juergen Hambrecht	909,535
Lane Bess	477,750

In connection with the Business Combination, we approved a compensation program for our non-employee directors (the “Director Compensation Program”), effective as of the closing of the Business Combination. The material terms of the Director Compensation Program are summarized below.

Cash Compensation

Under the Director Compensation Program, non-employee directors serving on the Board are entitled to cash compensation in the following amounts:

•	Annual Retainer: $80,000

•	Additional Annual Retainer for Non-Executive Chair: $40,000

•	Annual Committee Chair Retainers:

•	Audit Committee: $24,000

•	Compensation Committee: $20,000

•	Annual Non-Chair Committee Member Retainers:

•	Audit Committee: $16,000

•	Compensation Committee: $14,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

Initial Awards. Under the Director Compensation Program, each non-employee director who is initially elected or appointed to serve on the Board following the closing of the Business Combination will be granted an award of restricted stock units at the time of the election or appointment with a grant-date value of approximately $600,000, which will vest with respect to one-third (1/3rd) of the restricted stock units subject thereto on each of the first three anniversaries of the applicable grant date, subject to the director’s continued service on the Board through the applicable vesting date. If a member of the Board is an employee of Blaize or a subsidiary thereof who subsequently terminates employment with Blaize but remains on the Board as a non-employee director, such individual will not be eligible to receive an Initial Award.

Annual Awards. Under the Director Compensation Program, each non-employee director who is serving on the Board as of the date of each annual meeting of the company’s stockholders following the closing of the Business Combination will be granted, on such annual meeting date, an award of restricted stock units with a grant-date value of approximately $200,000 (each an “Annual Award”), which will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to the director’s continued service on the Board through the applicable vesting date.

In addition, each equity award granted under the Director Compensation Program will vest in full upon a change in control of the Company (as defined in the Incentive Award Plan, or any similar term as defined in the then-applicable plan) if the non-employee director will not become a member of the Board or the board of directors of the Company’s successor (or any parent thereof) following such change in control.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the Incentive Award Plan (or any successor plan).

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of a compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our compensation committee.

Certain Relationships and Related Transactions

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section entitled “Certain BurTech Relationships and Related Person Transactions” beginning on page 274 thereof and are incorporated herein by reference.

Further, as described in Item 1.01 above, on January 13, 2025, the Sponsor issued the Sponsor Note to BurTech in the principal amount of US$8,753,744.21, bearing an interest rate of 7% with annual compounding, compounded on December 31 each year the Sponsor Note remains outstanding for the remaining principal amount of the Sponsor Note as at the maturity date, until such remaining principal amount is paid. Pursuant to the Sponsor Note, the Sponsor agreed to pay certain of the Acquiror Transaction Expenses set forth in the Sponsor Note. As consideration for entry into the Sponsor Note, BurTech issued 750,000 shares of Class A Stock to the Sponsor in accordance with the terms of the Sponsor Note. The shares of Class A Stock issued in consideration for the Sponsor Note were offered in a private placement under the Securities Act, pursuant to the Sponsor Note. The Sponsor is obligated to pay the Acquiror Transaction Expenses set forth in the Sponsor Note within ninety days after the date that the Sponsor Note Shares have been registered for resale under the Securities Act. The Sponsor granted a first priority security interest in, and pledged, 2,000,000 shares of Class A Stock and all additions, accessions and substitutions to the Holder to secure the satisfaction by the Sponsor of all its obligations to the Holder under the Sponsor Note. Additionally, in the event that the Company is required to pay any of the Acquiror Transaction Expenses subject to the Sponsor Note, the Sponsor is obligated to reimburse the Company for such payments within 90 days of such payment by the Company.

Risk Oversight

Our risk management oversight is described in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination—Role of the New Blaize Board in Risk Oversight/Risk Committee” beginning on page 279 thereof and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Blaize—Legal Proceedings” beginning on page 221, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Price and Dividend Information

The market price of and dividends on BurTech’s common equity, warrants and units and related stockholder matters is described in the Proxy Statement/Prospectus in the Section entitled “Ticker Symbol, Market Price and Dividend Policy” beginning on page 302 thereof and that information is incorporated herein by reference.

The Common Stock and Warrants commenced trading on Nasdaq under the symbols “BZAI” and “BZAIW,” respectively, on January 14, 2025, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination, in lieu of the Class A Stock and warrants of BurTech. BurTech’s units ceased trading separately on OTC Markets Group, Inc. (“OTC”) on January 13, 2025.

Holders of Record

As of the Closing and following the completion of the Transactions, including the redemption of Initial Shares, the NRA Financing and the Private Placements, each as described above, the Company had 101,588,967 shares of Common Stock issued and outstanding held of record by 307 holders, no shares of preferred stock outstanding and 29,648,250 warrants outstanding held of record by 2 holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 5—The Incentive Award Plan Proposal” beginning on page 196 thereof, which is incorporated herein by reference. As described below, the Blaize Holdings, Inc. 2025 Incentive Award Plan (the “2025 Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by BurTech’s stockholders at the Special Meeting.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report relating to the issuance of (i) PIPE Shares pursuant to the PIPE Investment and (ii) Sponsor Note Shares pursuant to the Sponsor Note, each of which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The Company’s securities are described in the Proxy Statement/Prospectus in the section entitled “Description of BurTech’s Securities—New Blaize Common Stock Following the Business Combination” beginning on page 285 thereof and that information is incorporated herein by reference. As described below, the Company’s Third Amended and Restated Certificate of Incorporation was approved by BurTech’s stockholders at the Special Meeting and became effective as of the Closing.

Indemnification of Directors and Officers

The indemnification of our directors and officers is described in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers” beginning on page 284 thereof and that information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Report relating to the change in the Company’s certifying accountant, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

At the Closing, the Company consummated (i) the PIPE Investment and (ii) the Sponsor Note Issuance. The disclosure under Item 2.01 of this Report relating to each of (i) the PIPE Investment and (ii) the Sponsor Note Issuance is incorporated into this Item 3.02 by reference.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as transactions not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 to this Report is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certified Accountant.

On January 13, 2025, the Audit Committee approved the engagement of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements, effective following Marcum LLP, BurTech’s independent registered public accounting firm prior to the Business Combination, audit of BurTech’s financials statements for the year ended December 31, 2024. UHY served as the independent registered public accounting firm of Legacy Blaize prior to the Business Combination. Accordingly, Marcum LLP was informed that it would be replaced by UHY as the Company’s independent registered public accounting firm.

Marcum LLP’s report on the Company’s financial statements as of December 31, 2023 and for the period from March 2, 2021 (inception) through December 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from March 2, 2021 (inception) through December 31, 2023 and the subsequent period through September 30, 2024, there were no: (i) disagreements with Marcum LLP on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum LLP’s satisfaction would have caused Marcum LLP to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the year period from March 2, 2021 (inception) to December 31, 2023 and the interim period through September 30, 2024, the Company did not consult UHY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by UHY that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Marcum LLP with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Marcum LLP is attached as Exhibit 16.1 to this Report.

Item 5.01.	Changes in Control of the Registrant.

The information set forth above under Item 1.01 and Item 2.01 of this Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Officers,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Indemnification of Directors and Executive Officers” in Item 2.01 to this Report is incorporated herein by reference.

As previously disclosed, at the Special Meeting, the stockholders of BurTech considered and approved the 2025 Plan which became effective immediately upon the Closing. A description of the 2025 Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 5—The Equity Incentive Plan Proposal” beginning on page 196 thereof, which is incorporated herein by reference.

The foregoing description of the 2025 Plan is qualified in its entirety by the full text of the 2025 Plan and the related forms of award agreements under the 2025 Plan, which are attached hereto as Exhibits 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2025, in connection with the consummation of the Transactions, the Company amended and restated its certificate of incorporation, effective as of the Closing (the “A&R Charter”), and amended and restated its bylaws (as amended, the “A&R Bylaws”) effective as of the Closing.

Copies of the A&R Charter and the A&R Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively, and are incorporated herein by reference.

The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the sections titled “Proposal No. 2—The Organizational Documents Proposal,” “Proposal No. 3—The Advisory Organizational Documents Proposal,” “Description of BurTech’s Securities,” and “Comparison of Corporate Governance and Stockholders’ Rights” beginning on pages 190, 191, 285 and 298 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on January 13, 2025, the Board approved and adopted a new Code of Business Ethics and Conduct applicable to all employees, officers and directors of the Company. A copy of the Code of Business Ethics and Conduct can be found at https://ir.blaize.com/ under the link “Governance.” The above description of the Code of Business Ethics and Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Ethics and Conduct, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 137 thereof, which is incorporated herein by reference.

Item 8.01.	Other Events.

On January 13, 2025, the Company issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.3 hereto.

On January 14, 2025, the Company issued a press release announcing a new partnership with VSBLTY Groupe Technologies Corp., a leading software provider of AI-driven security and retail analytics technology, a copy of which is furnished as Exhibit 99.4 hereto.

The information set forth in Item 8.01 (including Exhibit 99.3) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statement and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Legacy Blaize as of and for the years ended December 31, 2023 and 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The unaudited condensed consolidated financial statements of Legacy Blaize as of and for the three and nine months ended September 30, 2024 and 2023 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of September 30, 2024 and for the nine months ended September 30, 2024 and for the year ended December 31, 2023 is filed as Exhibit 99.2 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company for the nine months ended September 30, 2024 are set forth in Exhibit 99.2 hereto and are incorporated herein by reference.

(c)	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

2.1*	Agreement and Plan of Merger, dated as of December 22, 2023, by and among BurTech Acquisition Corp., BurTech Merger Sub, Inc. Blaize, Inc. and for the limited purposes set forth therein, Burkhan Capital LLC.	S-4	2.1	7/19/24

2.2	Amendment to Agreement and Plan of Merger, dated as of April 22, 2024, by and among BurTech Acquisition Corp., BurTech Merger Sub, Inc. Blaize, Inc. and for the limited purposes set forth therein, Burkhan Capital LLC.	S-4	2.2	7/19/24

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of October 24, 2024, by and among BurTech Acquisition Corp., BurTech Merger Sub, Inc. Blaize, Inc. and for the limited purposes set forth therein, Burkhan Capital LLC.	S-4	2.3	10/30/24

2.4	Amendment No. 3 to Agreement and Plan of Merger, dated as of November 21, 2024, by and among BurTech Acquisition Corp., BurTech Merger Sub, Inc. Blaize, Inc. and for the limited purposes set forth therein, Burkhan Capital LLC.	S-4	2.4	11/26/24

3.1	Third Amended and Restated Certificate of Incorporation of Blaize Holdings, Inc.

3.2	Amended and Restated Bylaws of Blaize Holdings, Inc.

4.1	Specimen Common Stock Certificate.	S-1/A	4.2	11/19/21

4.2	Specimen Warrant Certificate.	S-1/A	4.3	11/19/21

4.3	Warrant Agreement, dated as of December 10, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	4.1	12/16/21

10.1	Amended and Restated Registration Rights Agreement, dated as of January 13, 2025, by and among the Company, certain stockholders of BurTech named therein and certain stockholders of Legacy Blaize named therein.

10.2	Letter Agreement, dated as of December 10, 2021, by and among BurTech, its officers and its directors, Sponsor and certain other stockholders party thereto.	8-K	10.2	12/16/21

10.3	Form of Indemnification Agreement.

10.4	Blaize, Inc. Amended and Restated 2011 Stock Plan.

10.5	Blaize Holdings, Inc. 2025 Incentive Award Plan.

10.6	Blaize Holdings, Inc. 2025 Employee Stock Purchase Plan.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

10.7	Form of Stock Option Grant Agreement (Installment Exercise) and Grant Notice under the Blaize, Inc. Amended and Restated 2011 Stock Plan.

10.8	Form of Restricted Stock Unit Grant Agreement and Grant Notice under the Blaize, Inc. Amended and Restated 2011 Stock Plan.

10.9	Form of Non-Redemption Agreement	8-K	10.1	12/31/24

10.10	Form of PIPE Subscription Agreement	8-K	10.1	1/8/25

10.11	Registration Rights Agreement, dated as of January 13, 2025, by and among the Company and certain stockholders of Legacy Blaize named therein.

10.12	Stockholder Lock-Up Agreement, dated as of January 13, 2025, by and among the Company and certain stockholders of Legacy Blaize named therein.

10.13	Noteholder Lock-Up Agreement, dated as of January 13, 2025, by and among the Company and certain securityholders of Legacy Blaize named therein.

10.14*	Secured Promissory Note and Pledge Agreement, dated as of January 13, 2025, by and among BurTech LP LLC and BurTech.

10.15*	Letter Agreement, dated as of January 13, 2025, by and among BurTech, Merger Sub, Blaize and Burkhan BurTech LP LLC and Blaize.

10.16	Offer Letter, dated as of June 18, 2018, by and between ThinCI, Inc. and Dinakar Munagala.

10.17	Offer Letter, dated as of June 20, 2018, by and between ThinCI, Inc. and Val Cook.

10.18	Offer Letter, dated as of November 15, 2018, by and between ThinCI, Inc. and Dmitry Zakharchenko.

10.19	Amendment to Offer Letter, dated as of February 22, 2022, by and between ThinCI, Inc. and Dmitry Zakharchenko.

10.20	Offer Letter, dated as of July 4, 2018, by and between ThinCI, Inc. and Santiago Fernandez-Gomez.

10.21	Blaize Holdings, Inc. Non-Employee Director Compensation Program.

10.22	Form of Stock Option Grant Agreement (Contingent Exercise) and Grant Notice under the Blaize, Inc. Amended and Restated 2011 Stock Plan.

14.1	Code of Business Ethics and Conduct of Blaize Holdings, Inc.

16.1	Letter from CBIZ, Inc. to the Securities and Exchange Commission.

21.1	Subsidiaries of the Company.

99.1	Unaudited condensed consolidated financial statements of Legacy Blaize for the three and nine months ended September 30, 2024 and 2023.

99.2	Unaudited pro forma condensed combined financial information of the Company for the nine months ended September 30, 2024.

99.3	Press Release dated January 13, 2025.

99.4	Press Release dated January 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Blaize Holdings, Inc.

Date: January 17, 2025	By:	/s/ Dinakar Munagala
	Name:	Dinakar Munagala
	Title:	Chief Executive Officer